Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
46031W204
684010101
03957A104
Issuer
INTERNATIONAL SECURITIES EXCHANGE
OPTIONSXPRESS
ARCHIPELAGO HOLDINGS
Underwriters
Bear Stearns, Morgan Stanley, BoA, DBSI,
Goldman Sachs, Merrill Lynch, UBS
Goldman Sachs, Merrill Lynch, Raymond
James, Sandler O'Neill, William Blair
Goldman Sachs, JP Morgan, BoA, CSFB,
Lehman Brothers, Merrill Lynch, Piper Jaffray
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
ISE US
OXPS US
AX US
Is the affiliate a manager or co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Bear Stearns
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
3/8/2005
1/26/2005
8/11/2004
Total dollar amount of offering sold to QIBs
 $                                                   18,089,000
 $                                                   19,800,000
 $                                                   12,650,000
Total dollar amount of any concurrent public offering
 $                                                                  -
 $                                                                  -
 $                                                                  -
Total
 $                                                   18,089,000
 $                                                   19,800,000
 $                                                   12,650,000
Public offering price
 $                                                           18.00
 $                                                           16.50
 $                                                           11.50
Price paid if other than public offering price
 N/A
 N/A
N/A
Underwriting spread or commission
1.26%
1.16%
0.81%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A